SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (section)240.14a-11(c) or
    (section)240.14a-12


                                 BEL FUSE INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

    (3) Filing Party:

        ------------------------------------------------------------------------

    (4) Date Filed:

        ------------------------------------------------------------------------

                               [GRAPHIC OMITTED]



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                       OF


                             B E L  F U S E  I N C.


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Bel Fuse Inc. will be held at the Courtyard Marriott, 540 Washington Boulevard, Jersey City, New Jersey 07310, on Thursday, May 22, 2003 at 2:00 p.m. for the following purposes:

     1. To elect two directors.

     2. To consider and act upon other matters which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 14, 2003 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.


                                        By Order of the Board of Directors



                                        ROBERT H. SIMANDL, Secretary

Jersey City, New Jersey
April 21, 2003

                             ---------------------

     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                            ---------------------

     THIS NOTICE AND THE ACCOMPANYING PROXY STATEMENT ARE FURNISHED TO THE HOLDERS OF THE COMPANY'S CLASS B COMMON STOCK, PAR VALUE $0.10 PER SHARE, FOR INFORMATIONAL PURPOSES. HOLDERS OF CLASS B COMMON STOCK ARE NOT ENTITLED TO VOTE AT THE ANNUAL MEETING IN ACCORDANCE WITH THE COMPANY'S CERTIFICATE OF INCORPORATION, AS AMENDED.

                            B E L  F U S E  I N C.
                            ---------------------
                               PROXY STATEMENT
                            ---------------------

     The following statement is furnished to the holders of the Class A Common Stock, par value $0.10 per share (the "Class A Common Stock"), of Bel Fuse Inc. ("Bel" or the "Company"), a New Jersey corporation with its principal executive offices at 206 Van Vorst Street, Jersey City, New Jersey 07302, in connection with the solicitation by the Board of Directors of Bel of proxies to be used at Bel's Annual Meeting of Shareholders. The Annual Meeting will be held at the Courtyard Marriott, 540 Washington Boulevard, Jersey City, New Jersey 07310, on Thursday, May 22, 2003 at 2:00 p.m. This Proxy Statement is also furnished to the holders of Bel's Class B Common Stock, par value $0.10 per share (the "Class B Common Stock"), for informational purposes. Holders of Class B Common Stock are not entitled to vote at the Annual Meeting in accordance with Bel's Certificate of Incorporation, as amended. This Proxy Statement and, as to holders of the Class A Common Stock, the enclosed form of proxy are first being sent to shareholders on or about April 21, 2003. As used in the remainder of this Proxy Statement, the term "shareholders" shall refer to the holders of Bel's Class A Common Stock.

VOTING; REVOCATION OF PROXIES

     A form of proxy is enclosed for use at the Annual Meeting if a shareholder is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the secretary of the meeting. A subsequently dated proxy will, if properly presented, revoke a prior proxy. Any shareholder may attend the meeting and vote in person whether or not he has previously given a proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If a proxy is signed but no specification is given, the shares will be voted "FOR" the Board's nominees to the Board of Directors.

PROXY SOLICITATION

     The entire cost of soliciting these proxies will be borne by Bel. In following up the original solicitation of the proxies by mail, Bel may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock held of record by such persons and may reimburse them for their expenses in so doing. If necessary, Bel may also use its officers and their assistants to solicit proxies from the shareholders, either personally or by telephone or special letter.

VOTE REQUIRED; SHARES ENTITLED TO VOTE; PRINCIPAL SHAREHOLDERS

     The presence in person or by proxy of holders of a majority of the outstanding shares of the Company's Class A Common Stock will constitute a quorum for the transaction of business at the Company's Annual Meeting. Assuming that a quorum is present, the election of directors will require the affirmative vote of a plurality of the shares of Class A Common Stock represented and entitled to vote at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting. Holders of Class A Common Stock are not entitled to cumulative voting in the election of directors.

     Holders of record of the Class A Common Stock at the close of business on April 14, 2003 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 2,676,663 shares of Class A Common Stock outstanding and entitled to vote at the meeting. Each such share is entitled to one vote on all matters to come before the meeting.

     The Company's management is not aware of any individual or entity that owned of record or beneficially more than five percent of the Class A Common Stock as of the record date other than Sybil Bernstein, Daniel Bernstein, Howard B. Bernstein, Dimensional Fund Advisors Inc. ("Dimensional"),

FMR Corp. and Third Avenue Management LLC. Sybil Bernstein was the wife of Elliot Bernstein, the Chairman of the Board and a Director of the Company until his death in July 2001. Daniel Bernstein is President, Chief Executive Officer and a Director of the Company. Howard B. Bernstein is a Director of the Company. The business address for Daniel Bernstein and Howard B. Bernstein is 206 Van Vorst Street, Jersey City, New Jersey 07302. For information regarding the number of shares owned by Daniel Bernstein and Howard B. Bernstein, see "Election of Directors."


NAME AND ADDRESS OF                             AMOUNT AND NATURE        PERCENT OF
BENEFICIAL OWNER                             OF BENEFICIAL OWNERSHIP       CLASS
-----------------------------------------   -------------------------   -----------
Sybil Bernstein .........................            251,132(1)              9.4%
206 Van Vorst Street
Jersey City, NJ 07302

Dimensional Fund Advisors, Inc. .........            140,800(2)             5.41%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

FMR Corp. ...............................            530,344(3)           19.817%
82 Devonshire Street
Boston, MA 02109

Third Avenue Management LLC .............            193,300(4)              7.2%
622 Third Avenue
32nd Floor
New York, NY 10017-6715

---------------------
(1) Sybil Bernstein was the wife of Elliot Bernstein, the former Chairman of the Company who died in July 2001. The shares of Class A Common Stock beneficially owned by Ms. Bernstein include: (i) 18,800 shares owned by a not-for-profit foundation of which Ms. Bernstein is President and Trustee, and (ii) 219,807 shares owned by two family partnerships of which Ms. Bernstein is the general partner. Ms. Bernstein also owns 732,315 shares of Class B Common Stock, or 8.9% of the outstanding shares. The shares of Class B Common Stock beneficially owned by Ms. Bernstein include:
    (i) 74,900 shares owned by a not-for-profit foundation of which Ms. Bernstein is President and Trustee, and (ii) 638,840 shares owned by two family partnerships of which Ms. Bernstein is the general partner.

(2) Pursuant to a filing made by Dimensional with the Securities and Exchange Commission, Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 140,800 shares of Bel's Class A Common Stock as of December 31, 2002, all of which shares were owned by advisory clients of Dimensional, no one of which, to the knowledge of Dimensional, owned more than 5% of Bel's outstanding Class A Common Stock. Dimensional disclaims beneficial ownership of all such shares.

(3) Pursuant to a filing made by FMR Corp. with the Securities and Exchange Commission, Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of the shares listed above as the result of acting as investment advisor to various investment companies. Pursuant to such filing, the ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 381,500 shares or 14.255% of the Class A Common Stock outstanding. The ownership of another investment company, Fidelity Small Cap Stock Fund, amounted to 148,700 shares or 5.556% of the Class A Common Stock outstanding. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of 530,200 shares. The filing states that the sole power to vote these shares resides with the boards of trustees of the various funds.

(4) Pursuant to a filing made by Third Avenue Management LLC with the Securities and Exchange Commission, Third Avenue Management LLC, a registered investment advisor, has sole voting power with respect to 180,300 shares and sole dispositive power with respect to 193,300 shares of the Company's Class A Common Stock.

2004 ANNUAL MEETING; NOMINATIONS

     Shareholders intending to present proposals at the 2004 Annual Meeting of Shareholders must deliver their written proposals to the Company no later than December 22, 2003 in order for such proposals to be eligible for inclusion in the Company's proxy statement and proxy card relating to next year's meeting and no later than March 7, 2004 in order for such proposals to be considered at next year's meeting (but not included in the proxy statement for such meeting).

                             ELECTION OF DIRECTORS


     The Company's directors are elected on a staggered term basis, with each class of directors being as nearly equal as possible, and standing for re-election once in each three-year period. At the Annual Meeting, the holders of the Class A Common Stock will elect two directors, each for a three year term.


     Unless a shareholder either indicates "withhold authority" on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election as directors of the nominees listed below to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified. Discretionary authority is also solicited to vote for the election of a substitute or substitutes for said nominees if either of them, for any reason presently unknown, cannot be a candidate for election.


     The following sets forth information as of March 1, 2003 concerning the nominees for election to the Board of Directors and comparable information with respect to those directors whose terms of office will continue beyond the date of the Annual Meeting. Unless otherwise indicated, positions have been held for more than five years.

                     NOMINEES FOR DIRECTOR FOR TERMS WHICH
                    WILL EXPIRE AT THE 2006 ANNUAL MEETING

NAME                               AGE     DIRECTOR SINCE                  BUSINESS EXPERIENCE
-------------------------------   -----   ----------------   ----------------------------------------------
Howard B. Bernstein* ..........    76          1954          Retired.

John F. Tweedy ................    57          1996          Independent consultant (February 2000 to
                                                             Present); Director of Public Relations of
                                                             GlobeSpan Semiconductor Inc. (supplier of
                                                             semiconductor integrated circuit products)
                                                             (January 1999 to February 2000); Director of
                                                             Corporate Communications of Standard
                                                             Microsystems Corp. (supplier of semiconductor
                                                             integrated circuit products) (July 1995 to
                                                             January 1999).

            DIRECTORS WHOSE TERMS EXPIRE AT THE 2004 ANNUAL MEETING

NAME                            AGE     DIRECTOR SINCE                  BUSINESS EXPERIENCE
----------------------------   -----   ----------------   -----------------------------------------------
Daniel Bernstein* ..........    49          1986          President (June 1992 to Present) and Chief
                                                          Executive Officer (May 2001 to Present) of
                                                          the Company; Vice President and Treasurer
                                                          of the Company (prior years to June 1992);
                                                          Managing Director of the Company's Macau
                                                          subsidiary (1991 to Present).

Peter Gilbert ..............    55          1987          Chairman of the Board and Chief Executive
                                                          Officer (1997 to Present) of PCA Aerospace,
                                                          Inc. (a manufacturer of machined components
                                                          for the aerospace industry); Executive Vice
                                                          President (2000 to Present) of PCA Industries
                                                          (manufacturer of cast aluminum automobile
                                                          wheels); President and Chairman of the Board
                                                          (prior years to 1996) of Gilbert Manufacturing
                                                          Co. (a manufacturer of electrical components).

NAME                         AGE     DIRECTOR SINCE                  BUSINESS EXPERIENCE
-------------------------   -----   ----------------   ----------------------------------------------
John S. Johnson .........    73          1996          Independent consultant (April 1993 to
                                                       Present) for various companies, including the
                                                       Company (during 1995); Corporate
                                                       Controller of AVX Corporation
                                                       (manufacturer of electronic components)
                                                       (1978 to March 1993).

            DIRECTOR WHOSE TERM EXPIRES AT THE 2005 ANNUAL MEETING

NAME                            AGE     DIRECTOR SINCE                 BUSINESS EXPERIENCE
----------------------------   -----   ----------------   --------------------------------------------
Robert H. Simandl ..........    73          1967          Secretary of the Company; Practicing
                                                          Attorney; Member of the law firm of Simandl
                                                          & Gerr (January 1992 to January 1995);
                                                          member of the law firm of Robert H.
                                                          Simandl, Counselor of Law (prior years).

---------------------
* Daniel Bernstein is Howard B. Bernstein's nephew.

BENEFICIAL OWNERSHIP OF THE COMPANY'S STOCK

     The following table sets forth certain information regarding the ownership of Bel's Class A Common Stock and Class B Common Stock as of March 1, 2003 by
(a) each director and nominee; (b) each of the Company's Chief Executive Officer and the four other most highly compensated executive officers of Bel during 2002 (the "Named Officers") and (c) all directors and executive officers as a group. Unless otherwise stated in the footnotes following the table, the nominees, directors and Named Officers listed in the table have sole power to vote and dispose of the shares which they beneficially owned as of March 1, 2003.

                                                         AGGREGATE NUMBER OF SHARES BENEFICIALLY OWNED (1)
                                                  ----------------------------------------------------------------
                                                       CLASS A COMMON STOCK              CLASS B COMMON STOCK
                                                  -------------------------------   ------------------------------
                                                                      PERCENT OF                       PERCENT OF
                                                                     OUTSTANDING                       OUTSTANDING
                                                   NO. OF SHARES        SHARES       NO. OF SHARES       SHARES
                                                  ---------------   -------------   ---------------   ------------
Daniel Bernstein (2) ..........................       141,076             5.3           384,120             4.6
Howard B. Bernstein ...........................       140,000             5.2           400,000             4.8
Colin Dunn (3) ................................         3,942              *             39,036              *
Peter Gilbert (4) .............................           500              *              4,000              *
John S. Johnson (5) ...........................         1,900              *             10,700              *
Joseph Meccariello (6) ........................         4,038              *             16,249              *
Robert H. Simandl (7) .........................         1,585              *              4,755              *
Dwayne Vasquez (8) ............................            --              *              2,500              *
John F. Tweedy ................................           250              *              2,750              *
Dennis Ackerman (9) ...........................           850              *              9,574              *
All directors, nominees and executive
 officers as a group (10 persons)(10) .........       294,141            10.9           873,684            10.4

---------------------
 (1) As of March 1, 2003, there were 2,676,225 and 8,272,492 shares of Class A Common Stock and Class B Common Stock outstanding, respectively.


 (2) The shares of Class A Common Stock beneficially owned by Daniel Bernstein include 25,000 shares which may be acquired by him on or before May 1, 2003 upon the exercise of stock options, 11,500 shares held by Mr. Bernstein as trustee for his children and 1,577 shares allocated to Mr. Bernstein in the Company's 401(k) Plan over which he has voting but no investment power. The shares of Class B Common Stock beneficially owned by Daniel Bernstein include 41,000 shares which may be acquired by him on or before May 1, 2003 upon the exercise of stock options, 36,500 shares held by Mr. Bernstein as trustee for his children and 6,623 shares allocated to Mr. Bernstein in the Company's 401(k) Plan over which he has no voting or investment power.

 (3) The shares of Class A Common Stock beneficially owned by Colin Dunn include 1,452 shares which may be acquired by him on or before May 1, 2003 upon the exercise of stock options and 1,178 shares allocated to him in the Company's 401(k) Plan over which he has voting but no investment power. The shares of Class B Common Stock beneficially owned by Mr. Dunn include 33,986 shares which may be acquired by him on or before May 1, 2003 upon the exercise of stock options and 5,050 shares allocated to him in the Company's 401(k) Plan over which he has no voting or investment power.

 (4) The shares of Class B Common Stock beneficially owned by Mr. Gilbert include 1,250 shares held of record by Mr. Gilbert's wife.

 (5) The shares of the Company beneficially owned by Mr. Johnson include 150 shares and 1,450 shares, respectively, of Class A Common Stock and Class B Common Stock held by Mr. Johnson as custodian for his grandchildren.

 (6) The shares of Class A Common Stock beneficially owned by Mr. Meccariello include 288 shares allocated to him in the Company's 401(k) Plan over which he has voting but no investment power. The shares of Class B Common Stock beneficially owned by Mr. Meccariello include 8,000 shares which may be acquired by him on or before May 1, 2003 upon the exercise of stock options, 720 shares held of record by Mr. Meccariello's wife, 414 shares allocated to him in the Far East Plan over which he has no voting or investment power and 865 shares allocated to him in the Company's 401(k) Plan over which he has no voting or investment power.

 (7) The shares of the Company beneficially owned by Mr. Simandl include 1,200 shares of Class A Common Stock and 3,600 shares of Class B Common Stock held of record by Mr. Simandl's wife.

 (8) Includes 2,500 shares of Class B Common Stock which may be acquired by Mr. Vasquez on or before May 1, 2003.

 (9) The shares of Class A Common Stock beneficially owned by Mr. Ackerman include 850 shares allocated to him in the Company's 401(k) Plan over which he has voting but not investment power. The shares of Class B Common Stock owned by Mr. Ackerman include 6,000 shares which may be acquired by him on or before May 1, 2003 upon the exercise of stock options, and 3,574 shares allocated to him in the Company's 401(k) Plan over which he has no voting or investment power.

(10) Includes 26,452 shares of Class A Common Stock and 91,486 shares of Class B Common Stock which may be acquired on or before May 1, 2003 upon the exercise of stock options and 3,893 and 16,526 shares of Class A Common Stock and Class B Common Stock, respectively, allocated in the Company's 401(k) Plan and Far East Plan over which such persons have with respect to the Class A Common Stock, voting but no investment power and with respect to the Class B Common Stock, no voting or investment power.

* Shares constitute less than one percent of the shares of Class A Common Stock or Class B Common Stock outstanding.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and greater than 10 percent beneficial owners to file with the Securities and Exchange Commission certain reports regarding such persons' ownership of the Company's securities. Directors, officers and greater than 10 percent beneficial owners are required by applicable regulations to furnish Bel with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms or information furnished to Bel, the Company believes that during 2002 all filing requirements applicable to its directors, officers and greater than 10 percent beneficial owners were satisfied on a timely basis, except that John Johnson (a director of the Company) did not file on a timely basis a report disclosing a purchase of 500 shares of Class B Common Stock and a gift of 500 shares of Class B Common Stock, which occurred in December 2002. This late filing was inadvertent, and the required filing was made promptly after noting the failure to file.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth, for the fiscal years ended December 31, 2000, 2001 and 2002, the annual and long-term compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers of Bel during 2002 (the "Named Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                           ANNUAL COMPENSATION           COMPENSATION AWARDS
                                    ---------------------------------- -----------------------
NAME AND                                                                SECURITIES UNDERLYING      ALL OTHER
PRINCIPAL POSITION            YEAR     SALARY      BONUS    OTHER (1)    OPTIONS/SARS (#)(2)    COMPENSATION (3)
---------------------------- ------ ----------- ---------- ----------- ----------------------- -----------------
Daniel Bernstein ........... 2002    $204,881    $  4,268         --                --              $10,496
President and                2001     204,867          --         --                --               10,496
Chief Executive Officer      2000     196,968     155,955         --            32,000               10,260
Colin Dunn ................. 2002     164,225       3,422         --                --                5,277
Vice President and           2001     164,233          --         --                --                5,277
Treasurer                    2000     157,931      75,928         --            16,000                5,088
Joseph Meccariello ......... 2002     157,077       3,422   $ 64,266                --               10,995
Vice President               2001     153,532          --     79,230                --               10,753
                             2000     148,734      75,610     86,828            16,000                7,404
Dwayne Vasquez (4) ......... 2002     150,012       3,125         --                --                4,850
Vice President               2001     137,099          --         --            10,000                4,500
Dennis Ackerman ............ 2002     116,644       2,430         --                --                3,849
Vice President               2001     116,644          --         --                --                3,849
                             2000     108,000      24,923         --            12,000               10,305

---------------------
(1) During the periods presented above, no Named Officer received perquisites (i.e., personal benefits) in excess of 10% of such individual's reported salary and bonus, except that Mr. Meccariello received housing allowances of $58,882, $73,846, and $86,828, during 2002, 2001, and 2000, respectively, and a travel allowance of $5,384 during 2002 and 2001.

(2) The securities underlying options have been adjusted to reflect Bel's 2-for-1 stock split payable on December 1, 1999 (the "December 1999 Stock Split") to the shareholders of record on November 22, 1999, in the form of a dividend of 1 share of Class B Common Stock for each share of Class A and Class B Common Stock outstanding.

(3) Compensation reported under this column for 2002 includes: (i) contributions of $10,995 for Joseph Meccariello to the Company's Far East Retirement Plan and contributions of $6,496, $5,277, $4,850 and $3,849, for Daniel Bernstein, Colin Dunn, Dwayne Vasquez and Dennis Ackerman, respectively, to the Company's 401(k) Plan, to match 2002 pre-tax elective deferral contributions (included under "Salary") made by each Named Officer to such Plans, such contributions currently being made in shares of the Company's Class B Common Stock, and (ii) $4,000 paid to Daniel Bernstein in 2002 as directors' fees for 2001.

(4) Dwayne Vasquez became an executive officer of the Company in October 2001.

EMPLOYMENT AGREEMENT

     Pursuant to an employment agreement previously entered into by the Company and Mr. Elliot Bernstein, the Company's former Chairman of the Board, who died in July 2001, the Company will continue to pay to Mr. Bernstein's estate his salary at the time of his death of $350,000 per year, through December 31, 2003.

STOCK OPTIONS

     The Company maintains a Stock Option Plan (the "Plan") for employees. The options granted under the Plan generally have terms of five years and terminate at or within a specified period of time after the optionee's employment with the Company ends. Options are exercisable in installments determined at the date of grant. No stock options were granted to the Named Officers during the year ended December 31, 2002.

OPTION EXERCISES AND HOLDINGS

     The following table provides data regarding option exercises by the Named Officers during 2002 and the number of shares covered by both exercisable and non-exercisable stock options at December 31, 2002. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of existing options and either $16.49 or $18.86, the closing sale price of the Company's Class A Common Stock or Class B Common Stock, respectively, on December 31, 2002, the last trading day of 2002.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                            NUMBER OF
                                                                        CLASS A / CLASS B                    VALUE OF
                                SHARES OF       VALUE REALIZED        SECURITIES UNDERLYING                UNEXERCISED
                                 CLASS A/       (MARKET PRICE              UNEXERCISED                     IN-THE-MONEY
                              CLASS B STOCK      ON EXERCISE      OPTIONS/SARS AT YEAR-END (#)     OPTIONS/SARS AT YEAR-END ($)
                               ACQUIRED ON        DATE LESS      ------------------------------- --------------------------------
NAME                           EXERCISE(#)    EXERCISE PRICE)($)   EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
---------------------------- --------------- ------------------- --------------- --------------- ----------------- --------------
Daniel Bernstein ...........     --/--              --/--        25,000/41,000      --/16,000     247,250/309,000      --/ 2,560
Colin Dunn .................  1,312/--          24,648/--         1,452/33,986      --/ 8,000       4,595/366,526      --/14,880
Joseph Meccariello .........  1,250/4,000       19,863/69,156        --/ 8,000      --/ 8,000          --/ 14,880      --/14,880
Dwayne Vasquez .............     --/--              --/--            --/ 2,500      --/ 7,500          --/--           --/--
Dennis Ackerman ............     --/--              --/--            --/ 6,000      --/ 6,000          --/ 11,160      --/11,160

                     EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2002 with respect to shares of Class A and Class B Common Stock that may be issued under the Company's existing equity compensation plans, which consist of the 2002 Equity Compensation Program and the Company's prior stock option plan (which prior plan expired in April 2002), each of which has been approved by the Company's stockholders.

                                                                                              (C)
                                                                                     NUMBER OF SECURITIES
                                        (A)                        (B)              REMAINING AVAILABLE FOR
                              NUMBER OF SECURITIES TO       WEIGHTED-AVERAGE         FUTURE ISSUANCE UNDER
                              BE ISSUED UPON EXERCISE       EXERCISE PRICE OF      EQUITY COMPENSATION PLANS
                              OF OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,       (EXCLUDING SECURITIES
PLAN CATEGORY                   WARRANTS AND RIGHTS        WARRANTS AND RIGHTS     REFLECTED IN COLUMN (A))
--------------------------   -------------------------   ----------------------   --------------------------
Equity Compensation
Plans Approved by                Class A: 26,452            Class A: $ 6.99             Class A: --
Security Holders .........       Class B: 730,786           Class B: $19.67           Class B: 1,105,000

Equity Compensation
Plans Not Approved by
Security Holders .........              --                        --                          --
                                 Class A: 26,452            Class A: $ 6.99             Class A: --
                                                                     ======
TOTAL ....................       Class B: 730,786           Class B: $19.67           Class B: 1,105,000
                                                                     ======

THE BOARD OF DIRECTORS; COMMITTEES OF THE BOARD; DIRECTORS' COMPENSATION

     The Company's Board of Directors holds a regular meeting immediately before the Annual Meeting of Shareholders and meets regularly throughout the year. During 2002, the Board held six meetings.

     Bel's Board has an Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee is composed of Daniel Bernstein and Robert H. Simandl; the Compensation Committee is composed of Peter Gilbert and Robert H. Simandl; and the Audit Committee is composed of Peter Gilbert, John S. Johnson and John F. Tweedy. The function of the Executive Committee is to act in the place of the Board when the Board cannot be convened. The Compensation Committee is charged with the responsibility of administering the Company's Stock Option Plan and also reviews the compensation of Bel's executive officers. The Audit Committee reviews significant audit and accounting principles, policies and practices, and meets with the Company's independent auditors. During 2002, the Executive Committee held no meetings, the Audit Committee held six meetings and the Compensation Committee held one meeting.

     In 2002, directors of the Company received an annual retainer of $6,000, $750 for each Board meeting they attended and $500 for each committee meeting they attended. In 2002, directors who were executive officers of the Company did not receive directors' fees otherwise payable to directors of the Company, but received an annual retainer of $4,000 if they were directors of the Company's foreign subsidiaries. Effective October 2002, non-employee directors of the Company receive an annual retainer of $12,000, $1,000 for each Board meeting they attend and $500 for each committee meeting they attend. Effective January 1, 2002, directors of the Company's foreign subsidiaries no longer receive a retainer.

     In 2002, each non-employee director of the Company was granted an option to purchase 8,000 shares of Class B Common Stock in consideration of such person's service as a director.

     For a description of legal services provided to the Company by Robert H. Simandl during 2002, see "Compensation Committee Interlocks and Insider Participation."

AUDIT COMMITTEE MATTERS

     Audit Committee Charter. The Audit Committee performed its duties during 2002 under a written charter approved by the Board of Directors which was attached to the Company's 2001 proxy statement as Appendix A. The Audit Committee is reviewing the relevant requirements of the Sarbanes-Oxley Act, the proposed rules of the SEC and the proposed new listing standards of the Nasdaq Stock Market regarding audit committee policies, and intends to adopt an amended charter to comply with the final SEC and Nasdaq Stock Market rules.

     Independence of Audit Committee Members. The Class A and Class B Common Stock are listed on the Nasdaq National Market and the Company is governed by the listing standards applicable thereto. All members of the Audit Committee of the Board of Directors have been determined to be "independent directors" pursuant to the definition contained in Rule 4200(a)(14) of the National Association of Securities Dealers' Marketplace rules.

     Audit Committee Report. In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2002:

     (1) the Audit Committee reviewed and discussed the audited financial statements with the Company's management;

     (2) the Audit Committee discussed with the Company's independent auditors the matters required to be discussed by SAS 61;

     (3) the Audit Committee received and reviewed the written disclosures and the letter from the Company's independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Company's independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence; and

     (4) based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2002 Annual Report on Form 10-K.

By: The Audit Committee of the Board of Directors

    Peter Gilbert
    John S. Johnson
    John F. Tweedy

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on a hypothetical $100 investment made at the close of business on December 31, 1997 in Bel's Common Stock and, since the Company's recapitalization effected July 9, 1998, in Bel's Class A Common Stock and Class B Common Stock with the Nasdaq Stock Index and the Nasdaq Electronic Components Stock Index. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment in either the Class A Common Stock or the Class B Common Stock would increase or decrease in value over time, based on dividends and increases or decreases in market prices. The market prices of the Class A Common Stock and the Class B Common Stock were averaged.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                                 BEL FUSE INC.


              PRODUCED ON 03/28/2003 INCLUDING DATA TO 12/31/2002


                               [GRAPHIC OMITTED]



                                     LEGEND

SYMBOL                    CRSP TOTAL RETURNS INDEX FOR:           12/1997    12/1998    12/1999    12/2000    12/2001    12/2002
------------------        -------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
___________          [ ]  BEL FUSE INC.                             100.0      203.5      286.5      373.6      274.9      218.7
-- -- -- --           *   Nasdaq Stock Market (US Companies)        100.0      141.0      261.5      157.8      125.2       86.5
-----------           ^   Nasdaq Electronic Components Stocks       100.0      154.5      287.3      236.1      160.9       86.2
                          SIC 3670-3679 US & Foreign

     NOTES:
     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D. The index level for all series was set to $100.0 on 12/31/1997.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of Bel's executive officers generally are made by the Compensation Committee of the Board of Directors (the "Committee"). Pursuant to Securities and Exchange Commission rules designed to enhance disclosure of corporate policies regarding executive compensation, Bel has set forth below a report submitted by the Committee addressing Bel's compensation policies for 2002 as they affected Daniel Bernstein, the Chief Executive Officer, and the other Named Officers.

     The goals of Bel's compensation policies for executive officers are to provide a competitive level of base salary and other benefits to attract, retain and motivate high caliber personnel.

     The Company's compensation program consists primarily of base salary and long-term incentive awards. In making its compensation decisions, the Committee analyzes the Company's performance, the individual's performance in terms of the fulfillment of responsibilities related to the applicable position, and the individual's contribution to the Company.

     Executive officers receive performance and salary reviews each year. Salary increases are based on an evaluation of the extent to which a particular executive officer is determined to have assisted the Company in meeting its business objectives and in contributing to the growth and performance of the Company.

     Daniel Bernstein's salary and Colin Dunn's salary remained virtually unchanged from 2001 to 2002. No substantial bonuses were granted to the Named Officers in 2002, due to cost containment measures implemented by the Company.

     The Company's long-term incentive award program includes the grant of stock options. Stock options only produce value to executives if the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of stockholders. All of the Company's outstanding stock options have been granted at exercise prices at least equal to the market price on the grant date. None of the Named Officers was granted a stock option during 2002.

     Pursuant to the Company's domestic 401(k) Plan and Far East Retirement Plan, the Company makes matching contributions of pre-tax elective deferral contributions made by employees, including executive officers. The Company's matching contributions under the 401(k) Plan are currently made in shares of Bel's Class B Common Stock and under the Far East Retirement Plan are currently made partly in shares of Bel's Class B Common Stock (approximately 10% of the Company's contribution) and partly in cash (approximately 90% of the contribution). Bel believes that these plans are an important element in executive long-term compensation and foster the retention and motivation of qualified executives.

     During 1993, the Omnibus Reconciliation Act of 1993 was enacted. This Act includes potential limitations on the deductibility of compensation in excess of $1 million paid to the Company's five highest paid officers beginning in 1994. Based on regulations issued by the Internal Revenue Service and an analysis by the Company to date, the Company believes that any compensation realized in connection with the exercise of stock options granted by the Company will continue to be deductible as performance-based compensation. The Committee and the entire Board of Directors will continue to evaluate the impact of this legislation on Bel's compensation program and intends to submit appropriate proposals to stockholders at future meetings if necessary in order to maintain the deductibility of executive compensation.

                                        Respectfully submitted,



                                        Robert H. Simandl
                                        Peter Gilbert

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Peter Gilbert and Robert H. Simandl served as members of the Compensation Committee of the Company's Board of Directors during 2002.

     Mr. Simandl has served as the Company's Secretary for more than the past five years. Mr. Simandl and his predecessor firms have served as general counsel to the Company for more than five years. Fees received by Mr. Simandl's firm from the Company during 2002 were not material. The Company will retain Mr. Simandl in 2003.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP, independent certified public accountants, has been selected by the Board of Directors to audit and report on Bel's financial statements for the year ending December 31, 2003. Deloitte & Touche LLP began auditing Bel in 1983. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he so desires. The representative is expected to be available to respond to appropriate questions from shareholders.

AUDIT FEES AND RELATED MATTERS

     Audit Fees. The Company was billed $251,000 for the audit of the Company's annual financial statements for the year ended December 31, 2002 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed during 2002.

     Financial Information Systems Design Implementation Fees. The Company was billed $-0- for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of the SEC's Regulation S-X (in general, information technology services) rendered by the Company's principal accountant during the year ended December 31, 2002.

     All Other Fees. The Company was billed $278,000 for non-audit services (other than the non-audit services described above) rendered by the Company's principal accountant during the year ended December 31, 2002.

     Other Matters. The Audit Committee of the Board of Directors has considered whether the provision of information technology services and other non-audit services is compatible with maintaining the independence of the Company's principal accountant.

OTHER MATTERS

     At the time this Proxy Statement was mailed to shareholders, management was not aware that any matter other than the election of directors would be presented for action at the Annual Meeting. If other matters properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

                                        By Order of the Board of Directors


                                        Robert H. Simandl, Secretary

Dated: April 21, 2003

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED
DECEMBER 31, 2002, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE (EXCLUDING EXHIBITS) WITHOUT COST TO SHAREHOLDERS UPON WRITTEN REQUEST MADE TO JERRY KIMMEL, BEL FUSE INC., 206 VAN VORST STREET, JERSEY CITY, NEW JERSEY 07302.

                                 BEL FUSE INC.

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
               DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS,
                                 MAY 22, 2003

     The undersigned hereby appoints Daniel Bernstein, Robert H. Simandl and Colin Dunn, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the annual meeting of the shareholders of the Company to be held on May 22, 2003, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

1. Election of the Board's nominees for Director. (The Board of Directors recommends a vote "FOR".)

      [ ] FOR the nominees listed below (except as marked to the contrary below)


      [ ] WITHHOLD AUTHORITY to vote for the nominees listed below

      Nominees: Howard B. Bernstein
                John F. Tweedy

     INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write the nominee's name in the space provided below.
--------------------------------------------------------------------------------
2. Upon all such other matters as may properly come before the meeting and/or any adjournment or adjournments thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.

UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS
                 PROXY WILL BE VOTED FOR THE BOARD'S NOMINEES.


                                             Dated: _________________ , 2003


                                             Signed ________________________


                                             _______________________________
                                             Please sign this proxy and return
                                             it promptly whether or not you
                                             expect to attend the meeting. You
                                             may nevertheless vote in person if
                                             you attend.

                                             Please sign exactly as you name
                                             appears hereon. Give full title if
                                             an Attorney, Executor,
                                             Administrator, Trustee, Guardian,
                                             etc.

                                             For an account in the name of two
                                             or more persons, each should sign,
                                             or if one signs, he should attach
                                             evidence of his authority.